UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: January 28, 2004
(Date of earliest event reported)

Polymer Solutions, Inc.

(Exact name of Registrant as specified in its charter)

Nevada, U.S.A. (State or other jurisdiction of incorporation)	0-18583 (Commission file number)	88-0360526 (IRS Employer Identification No.)

311 Otterson Drive Suite 60 Chico, California U.S.A. (Address of Principal Executive Office)		95928 (Zip Code)

Registrant’s telephone number, including area code (530) 894-3585 not applicable

(Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURES.

     On January 28, 2004, Polymer Solutions, Inc. (“Polymer) announced the results of its Special Meeting held today for the purpose of soliciting shareholder approval of (a) the Disposition Agreement dated as of October 29, 2003, by and among Polymer, AMT Environmental Products Inc. (“AMTEP”), Alternative Materials Technology (“AMT”), PSI Acquisitions Corp. and Chemcraft Holdings Corporation (“Chemcraft”), and the transactions contemplated thereby, pursuant to which AMTEP, an indirect wholly owned subsidiary of Polymer, has agreed to sell to Chemcraft all of the outstanding capital stock of AMT, a wholly owned subsidiary of AMTEP, which owns substantially all of Polymer’s operating assets, and (b) the dissolution of Polymer and the subsequent distribution to the former Polymer shareholders and optionholders of the assets available for distribution following such dissolution. A copy of Polymer’s press release announcing these events is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENT AND EXHIBITS.

(c)	Exhibits

99.1	News release dated January 28, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER SOLUTIONS, INC

Dated: January 28, 2004	/s/ E. Laughlin Flanagan E. Laughlin Flanagan, President and Chief Executive Officer